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                                                                   EXHIBIT 10.21

                                                   Executive: __________________

              DYNAMICS RESEARCH CORPORATION SPECIAL SEVERANCE PLAN

                           AS AMENDED ON MAY 14, 2003

Dynamics Research Corporation's (DRC) Special Severance Plan will, in the event of a Change of Control, protect selected and participating senior executives by providing a generous compensation arrangement should they be adversely affected by the Change of Control, and help DRC retain qualified employees and maintain a stable work environment.

SECTION 1: DEFINITIONS

The following terms shall have the meanings set forth below:

1.1.     Board - The Board of Directors of the Company.

1.2. Cause - (a) an Employee's willful and continued failure to substantially perform his or her duties, or (b) an Employee's willful engagement in conduct that is demonstrably and materially injurious, monetarily or otherwise, to a DRC Company or a Successor Employer.

1.3. Change in Control - With respect to an Employee, the consummation of any transaction after the Effective Date, that results in the business of the Employer being conducted by an entity that is not a DRC Company. A Change in Control may be deemed to have occurred with respect to a single Employee or a group of Employees under the Plan without occurring with respect to other Employees under the Plan. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred as a result of or in connection with (y) the distribution, whether by dividend or otherwise, of shares of the capital stock of DRC to its stockholders in substantially the same proportion as the shares are owned by its stockholders, or (z) the sale of all or any shares of capital stock of a DRC Company (i) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, or (ii) to any employees or employee benefit plan, or pursuant to any employee stock ownership or stock option plan or other fringe benefit plan, program, or practice sponsored, maintained, or administered by any company that immediately, prior to such sale was a DRC Company.

1.4. Company - Dynamics Research Corporation, a Massachusetts corporation, and its successors.

1.5.     DRC - Dynamics Research Corporation and all of its Subsidiaries.

         1.6. Effective Date - January 1, 2001.

1.7. Employee - a person whose participation in the Plan has been authorized by the Board or its designated representative and who has executed a participation agreement containing such terms, conditions, and limitations as may be prescribed and amended by the Board from time to time. An Employee shall automatically cease to be an Employee and a participant in the Plan if and when, prior to a Change in Control with respect to the Employee, his or her employment with DRC terminates for any reason.

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                                                   Executive: __________________

1.8. Employer - The Company group, division, or operating unit to which an Employee is rendering substantially all of his or her services from time to time.

1.9. ERISA - The Employee Retirement Income Security Act of 1974, as it maybe amended from time to time.

1.10. Good Reason - Without an Employee's express written consent, the occurrence on or after a Change in Control of any of the following circumstances, unless such circumstances are corrected fully prior to the Severance Date:

         (a) a reduction in the Employee's Pay; or

         (b) the Employer's requiring the Employee to transfer to another office, facility, or job location more than fifty (50) miles from the Employee's then current office, facility, or job location.

1.11. Month of Pay - The Employee's Pay prorated for one month in accordance with the Employee's regular payroll procedures.

1.12. Pay - The sum of (a) the Employee's current yearly salary, plus (b) the greater of the Employee's most recent annual incentive compensation target award immediately prior to the Change in Control or the Employees most recent annual incentive compensation target award immediately prior to the Severance Date.

1.13. Plan - The DRC Special Severance Plan, as set forth herein and as it may be amended from time to time. All such amendments shall be incorporated herein by reference as of the date of such amendment.

1.14. Plan Administrator - The Compensation Committee of the Board of Directors of the Company, or such individuals or others as they shall appoint to administer the Plan.

1.15. Salary - The greater of an Employee's annual base salary rate immediately prior to the applicable Change in Control or the Employee's annual base salary rate immediately prior to the Severance Date. Salary does not include bonuses or any other remuneration.

1.16. Severance - The termination, while the Employee is an Employee, of his or her employment with the Company and the Successor Employers on or after the Effective Date and on or within two years after the first applicable Change in Control of the Employer, (i) by the Company and the Successor Employers other than for Cause, or (ii) by the Employee for Good Reason. An Employee shall not be considered to have incurred a Severance if his or her employment is discontinued by reason of (a) the Employee's voluntary termination of employment other than for Good Reason, (b) the Employee's mandatory retirement as permitted by applicable law, (c) the Employee's death, (d) a physical or mental condition that causes the Employee to be unable to substantially perform his or her duties including, without limitation, any condition that entitles the Employee to benefits under any sick pay or disability income policy or program of a the Company or a Successor Employer, (e) the Employer's requiring the Employee to transfer to another office, facility, or job location fifty (50) miles or less from the Employee's then current office, facility, or job location.

1.17. Severance Date - The effective date of an Employee's Severance from employment with all DRC Companies and Successor Employers.

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                                                   Executive: __________________

1.18.    Severance Pay - Payments made to Employees pursuant to Section 2.1.

1.19. Successor Employers - After a Change in Control of an Employer, the Employer, any company or other entity that has acquired or acquires the Employer, and all affiliates (as such term is defined in the regulations under the Securities Act of 1933) of the Employer or of any company or other entity that has acquired or acquires the Employer. "Successor Employer" means any of the Successor Employers.

SECTION 2: BENEFITS

2.1. Each Employee who incurs a Severance shall be entitled to receive Severance Pay equal to the number of Months of Pay, determined as follows:

           Salary                     Months of Pay
           ------                     -------------
Less than $110,000                          6

More than $110,000 and less
than or equal to $160,000                   9

More than $160,000 and less
than or equal to $210,000                  12

More than $210,000                         18

2.2. Each Salary parameter figure set forth in 2.1 shall automatically increase by 5% on each anniversary of the Effective Date, provided, however that no such increase shall ever cause or result in an Employee receiving a lesser Months of Pay benefit, except for other disqualifying conditions provided for herein, then the Employee was previously entitled before the automatic increase.

2.3. No Employee shall be eligible to receive Severance Pay or any other benefits under the Plan unless he or she first executes a valid and legally binding release in writing, in a form and manner prescribed by the Plan Administrator, releasing Dynamics Research Corporation, the Successor Employers, and their employees, officers, and directors from claims and liabilities of any kind relating to his or her employment.

2.4. Severance Pay will be paid to eligible Employees in one lump sum, less required legal deductions. Severance Pay will be paid after the Severance Date on the first pay day which is more than seven (7) days following the Employee's execution of a valid and legally binding release in accordance with the provisions of Section 2.3.

2.5. If the Company or a Successor Employer are or should become obligated by law or by contract to pay an Employee severance pay, salary continuance, notice pay, a termination indemnity, or the like, or if a the Company or a Successor Employer are or should become obligated by law or by contract to provide advance notice of separation ("Notice") to an Employee, then any Severance Pay otherwise payable under the Plan to the Employee shall be reduced by the amount of any such severance pay, salary continuance, notice pay, termination indemnity, or the like, and by the amount of compensation received with respect to any Notice period (including any Notice

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                                                   Executive: __________________

         period which may be required under the Worker Adjustment and Retraining Notification Act) during which the Employee is not required to work.

2.6. For the period after the Severance Date equal to the Months of Pay used in Section 2.1 to compute the amount of Severance Pay, the Company shall arrange to provide the Employee with life and health insurance benefits substantially similar to those that the Employee was receiving immediately prior to the Severance Date, but, except as otherwise required by law, coverage under those benefits shall not continue after the Employee becomes an employee of another employer and covered under another group health or group life plan, respectively.

SECTION 3: CLAIMS OPERATION AND INTERPRETATION

3.1. The Plan shall be interpreted, administered, and operated by the Plan Administrator, who shall have complete authority, in his or her sole discretion, to determine who is eligible for benefits under the Plan, to interpret the Plan, to prescribe, amend, interpret and rescind rules and regulations relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan.

3.2. All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 3.4. Subject to the provisions of Section 6.4, any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Company, each of the Employees, and all other parties in interest.

3.3. The Plan Administrator may delegate any of their duties hereunder to such person or persons as they may designate from time to time.

3.4. An Employee shall file a written claim with the Plan Administrator in order to receive severance benefits under the Plan. The Plan Administrator shall, within sixty (60) days after receipt of the written claim, send a written notification to the Employee as to its disposition. In the event the claim is wholly or partially denied, the written notification shall (a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Employee may appeal the denial of his or her claim. In the event an Employee wishes to appeal the denial of his or her claim, he or she may request a review of the denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of the denial. The Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt) the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. In the event the Employee wishes to appeal from the Plan Administrator's decision, the Employee may submit the claim to final and binding arbitration, in accordance with Section 6.4, by giving written notice to

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                                                   Executive: __________________

         the Plan Administrator within sixty (60) days after receipt of the Plan Administrators decision. No arbitration for benefits under the Plan may be commenced unless and until the Employee has submitted a written claim for benefits, has been notified that the claim has been denied, has filed a written request for review of the denied claim, and has been notified in writing that the denial of the claim has been affirmed, all in accordance with the claims procedure described above.

SECTION 4: PLAN MODIFICATION OR TERMINATION

4.1. The Plan shall terminate upon the earliest of (a) the sixth anniversary of the Effective Date, or (b) the date on which more than 50% of the shares of capital stock of the Company are distributed, whether by dividend or otherwise, to their stockholders, or (c) the date on which more than 50% of the shares of capital stock of the Company or any parent company of the Company are sold by a DRC Company (i) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, or (ii) to any employees or employee benefit plan, or pursuant to any employee stock ownership or stock option plan or other fringe benefit plan, program or practice sponsored, maintained or administered by a the Company, or any affiliate (as such term is defined in the regulations under the Securities Act of 1933) of the Company. Notwithstanding the foregoing, in the event there has been a Change in Control of an Employer prior to the termination of the Plan, the Plan shall terminate with respect to the Employees of such Employer upon the second anniversary of the Change in Control.

4.2. The Plan may be amended by the Board at any time; provided, however, that except as otherwise provided in Section 5.2, until the expiration date or termination date of the Plan, no amendment may be made which would be adverse to the eligibility or level of benefits in Section 2 for any Employee or, after a Change in Control, similarly adverse to the benefits of any Employee or to the interests of a DRC Company.

SECTION 5: GOVERNMENT LAWS AND REGULATIONS

5.1.     The Plan, as a "severance pay arrangement" within the meaning of
         Section 3(2) (B) (i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" in
         Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b).

5.2. The Plan and the rights of Employees to Severance Pay under the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board may in its discretion make such changes in the Plan as may be required to conform the Plan to all applicable governmental laws and regulations.

SECTION 6: GENERAL PROVISIONS

6.1. Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of any company or to interfere with the right of any company to discharge an Employee at any time and For any lawful reason, with or without notice or cause. I n addition, nothing in the Plan shall restrict an Employees right to terminate his or her employment at any time.

6.2. Except as otherwise provided herein or by law, no right or interest of an Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law

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                                                   Executive: __________________

         or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge, or any other manner, no attempted assignment or transfer thereof shall be effective; and no right or interest of an Employee under the plan shall be liable for, or subject to, any obligation or liability of an Employee. When a payment is due under the Plan to an Employee and the Employee is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

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                                                   Executive: __________________

6.3. The Company may, at any time and from time to time, without any Employee's consent, assign its interest in the Plan with respect to one or more Employees to a DRC Company which shall assume all of the Company's obligations hereunder with respect to such Employees and, upon such assignment, the assignee shall be substituted for the Company for all purposes under the Plan with respect to such Employees. Any such assignment and assumption shall constitute a novation and assignee(s) shall be substituted automatically for the Company with respect to such Employees. Any such assignee shall have the same rights as the assignor to further assign the Plan. In connection with any Change in Control of an Employer, the Company may, assign its interest in the Plan with respect to any or all affected Employees to any entity or entities that, upon the Change in Control, will qualify as a Successor Employer, provided that such assignee assumes all of the Company's obligations hereunder with respect to such Employees. Any such assignment to one or more Successor Employers shall not prevent the transaction that results in the business of the Employer being conducted by an entity that is not a DRC Company from constituting a Change in Control.

6.4. Any dispute or controversy arising out of or relating to the Plan (or to benefits which may be provided under the Plan), as well as any dispute or controversy arising out of or relating to the termination of an Employee's employment with any Employer, including any claims based on federal, state or local laws (including employment discrimination or wrongful dismissal laws), shall be settled exclusively by final and binding arbitration, conducted before a neutral arbitrator with expertise in employment law, including ERISA, in accordance with the Voluntary Labor Association Rules of the American Arbitration Association. In reaching a decision, the arbitrator shall interpret, apply and be bound by the Plan and by applicable law. The arbitrator shall apply the same standard of review in disputes relating to the Plan or to Plan benefits as a court of competent jurisdiction would apply under ERISA. The arbitrator shall have no authority to add to, detract from, or modify the Plan or any law in any respect. The arbitrator may grant any remedy or relief that may be necessary to make the injured party whole, provided that in no event may the arbitrator grant any remedy or relief that a court of competent jurisdiction could not grant, nor any relief greater than that sought by the injured party. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

6.5. The Plan is unfunded. Except as provided in Section 6.3, the liability for Severance Pay and the other obligations under the Plan are solely the responsibility of the Company. Severance Pay shall be payable from the Company's general assets, and no other company shall have any responsibility or liability under the Plan. However, the Company's liabilities under the Plan shall be discharged to the extent of any payment received by the Employee from any other company made for that purpose and on the Company's behalf or for its benefit.

6.6. If any provision of the Plan shall be held void or unenforceable, the remainder of the Plan shall remain in full force and effect, and the Plan shall be construed as if such void or unenforceable provision were omitted; provided that in interpreting this Plan the arbitrator shall replace such void or unenforceable provision with an effective and legally permissible provision, the effect of which shall be identical to, or as close as reasonably possible to, the effect of the original provision.

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                                                   Executive: __________________

6.7. As used in this Plan, any reference to the masculine, feminine, or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

IN WITNESS WHEREOF, the Company has caused the Plan to be adopted this thirty-first day of October, 2000.

                             DYNAMICS RESEARCH CORPORATION

                             ___________________________          __________
                             James P. Regan                       Date
                             Chairman, President and CEO

Acknowledged and agreed:

By: _________________________
         Participant

Date: _______________________

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